UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Macquarie ETF Trust

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(Exact name of registrant as specified in its charter)

Delaware	See Below
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(State of incorporation or organization)	(IRS Employer
Identification No.)

100 Independence,
610 Market Street
Philadelphia, Pennsylvania	19106
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(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Macquarie Tax-Free USA Intermediate ETF	NYSE Arca, Inc.	33-2351241
Macquarie Tax-Free USA ETF	NYSE Arca, Inc.	33-2381769
Macquarie National High-Yield Municipal Bond ETF	NYSE Arca, Inc.	33-2359610

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-273398

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-273398; 811-23890), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001206774-25-000047 on February 3, 2025. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust, dated February 17, 2023, as filed with the State of Delaware, is incorporated herein by reference to Exhibit 28(a)(2) to the Registrant’s Registration Statement on Form N-1A (File No. 333-273398), filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001137439-23-000915 on July 24, 2023.

B.	Registrant’s Agreement and Declaration of Trust, dated October 2, 2023, is incorporated herein by reference to Exhibit 28(a)(1) of Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (File No. 333-273398), filed with the SEC via EDGAR Accession No. 0001206774-25-000047 on February 3, 2025.

C.	Amendment No. 2 to Schedule A to the Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 28(a)(2) of Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (File No. 333-273398), filed with the SEC via EDGAR Accession No. 0001206774-25-000047 on February 3, 2025.

D.	Registrant’s By-Laws, dated October 3, 2023, are incorporated herein by reference to Exhibit 28(b) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File No. 333-273398), filed with the SEC via EDGAR Accession No. 0001137439-23-001348 on November 8, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Macquarie ETF Trust

Date: February 28, 2025	By:	/s/ Catherine A. DiValentino
	Name:	Catherine A. DiValentino
	Title:	Vice President, General Counsel and Secretary